Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-156684 on Form S-3 of our reports dated March 13, 2009 relating to the consolidated financial statements of Sterling Bancshares, Inc. and the effectiveness of Sterling Bancshares, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sterling Bancshares, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Houston, Texas
April 13 2009